Exhibit 21

SUBSIDIARIES OF THE COOPER COMPANIES, INC., A DELAWARE CORPORATION

Name	JURISDICTION OF INCORPORATION
The Cooper Companies, Inc.	Delaware
CooperVision, Inc.	New York
Cooper Global Holdings, Inc.	Delaware
The Cooper Companies Global Holdings LP	England
CooperVision International Holding Company, LP	England
CooperVision de Brasil Ltda	Brazil
CooperVision Singapore Pte Ltd.	Singapore
CooperVision Optical Trading (Shanghai) Company Ltd.	China
CVI Contact Lens India Pvt. Ltd.	India
CS Holdings CV	Netherlands
CooperSurgical Netherlands BV	Netherlands
CooperVision Holdings Ltd.	United Kingdom
CooperVision Limited	United Kingdom
CooperVision Manufacturing Limited	United Kingdom
CooperVision Australia Pty Limited	Australia
CooperVision Distribution SPRL	Belgium
CooperVision SAS	France
CooperVision Canada Corp.	Canada
CooperVision GmbH	Germany
CooperVision Italia Srl	Italy
CooperVision Israel Ltd.	Israel
CooperVision Nederland BV	Belgium
CooperVision Nederland B.V, Belgian Branch	Belgium
CooperVision Japan, Inc.	Japan
Procornea Nederland B.V.	Netherlands
CooperVision LLC	Russia
CooperVision Iberia SL	Spain
CooperVision S.A. (Pty) Limited	South Africa
CooperVision Nordic AB	Sweden
CooperVision Sarl	Switzerland
CooperVision Lens Care Ltd.	United Kingdom
Sauflon CL Ltd	United Kingdom
CooperVision CL Kft	Hungary
CooperVision Vision Manufacturing Puerto Rico LLC	Puerto Rico
CooperVision Manufacturing Costa Rica, SRL	Costa Rica
CooperVision Caribbean Corp.	Cayman Islands
CooperSurgical Canada Inc.	Canada
CooperSurgical Holdings Ltd.	United Kingdom
CooperSurgical Sprl	Belgium
CooperMedical S.r.l.	Costa Rica
Invitro Genetics Ltd.	United Kingdom
Research Instruments Ltd.	United Kingdom
Origio A/S	Denmark
Paragon Vision Sciences, Inc.	Arizona
Cooper Medical, Inc.	Delaware
CooperSurgical, Inc.	Delaware
Origio, Inc.	Virginia
CooperGenomics, Inc.	Delaware
Reprogenetics LLC	Delaware
Invitro Genetics LLC	Delaware
CooperSurgical Distribution B.V.	Netherlands
LifeGlobal Group LLC	Connecticut
Each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above.